EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We consent to the incorporation by reference in this registration statement on Form S-3 of Watsco, Inc. of our report on our audit of the financial statements of Three States Supply Company, Inc. dated February 5, 1996, except for the matter discussed in Note 8 as to which the date is April 12, 1996, included in Watsco, Inc.'s Form 8-K dated April 12, 1996. We also consent to the reference to our firm under the caption "Experts."

RHEA & IVY, P.L.C.

Memphis, Tennessee
 January 22, 1997.